UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2013

Commission File Number 001-33836

STEWART & STEVENSON LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3974034
(State or other jurisdiction of incorporation or organization )	(IRS Employer Identification Number)

1000 Louisiana St., Suite 5900, Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 751-2700

(Registrant’s telephone number including area code)

None

(Former Name, former address, and former fiscal year if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                   Unregistered Sales of Equity Securities

On March 27, 2013, Stewart & Stevenson LLC (“the Company”) issued 141,960 of its Adjustable Rate Non-Cumulative Perpetual Preferred Units (the “Preferred Units”) to an institutional investor in a private placement transaction exempt from registration under section 4(2) of the Securities Act of 1933.  As approved by the Company’s Board of Directors, the Preferred Units were issued to EC Investments International S.a.r.l, an affiliate of the Company, in exchange for $141,960,000 principal amount of the Company’s 10% Senior Notes due 2014.  The Preferred Units have an aggregate liquidation preference of $141,960,000, receive non-cumulative distributions at the Prime Rate plus 2-1/2% (but in no event less than 6%) per annum and have a liquidation priority over the holders of the Company’s Common Units.  The foregoing description of the Preferred Units does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Preferred Unit Certificate, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Preferred Unit Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

By:	/s/ John B. Simmons
John B. Simmons
Chief Financial Officer

April 2, 2013